UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 5, 2012, STEC, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to settle the previously disclosed federal class action lawsuits filed against the Company and several of its senior officers and directors in the United States District Court for the Central District of California, captioned In re STEC, Inc. Securities Litigation, No. SACV-09-01304-JVS (MLGx) (the “Federal Class Action Litigation”).

The Settlement Agreement provides for the resolution of all the pending claims in the Federal Class Action Litigation, without any admission or concession of wrongdoing by the Company or other defendants. The Company and other defendants have entered into the Settlement Agreement to eliminate the uncertainty, distraction, burden and expense of further litigation. The Settlement Agreement provides for a fund of $35.75 million in exchange for a full and complete release of all claims that were or could have been asserted in the Federal Class Action Litigation.

As previously disclosed in the Company’s Form 10-Q filed on August 7, 2012, the Company had recorded as of June 30, 2012 an estimated settlement accrual of $35 million and an insurance claim receivable of $20 million, resulting in a net charge of $15 million. On October 18, 2012, the Company’s insurance carriers agreed to contribute $562,500 of the additional settlement cost of $750,000. As a result, the Company has recorded an additional settlement accrual of $750,000 and an additional insurance claim receivable of $562,500, resulting in a net charge of $187,500 for the quarterly period ended September 30, 2012.

The Settlement Agreement remains subject to preliminary and final court approval and certain other conditions, including notice to class members and an opportunity for class members to object to or opt out of the settlement. At this time, there can be no assurance that the conditions to effect the settlement will be met, that the Settlement Agreement will receive the required court and other approvals or that the settlement will become final.

The Company expects the settlement of the Federal Class Action Litigation will also result in a full release of the class claims asserted in the previously disclosed class action in the Superior Court of Orange County, California. The settlement does not resolve the related federal and state shareholder derivative litigation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including those statements concerning the litigation matters described above, preliminary and final court approval of the Settlement Agreement, and the release of the class claims asserted under the previously disclosed class action in the Superior Court of Orange County, California. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and cause actual outcomes and results to differ materially from current expectations. There is no assurance that the conditions to effect the settlement will be met, that the Settlement Agreement will receive the required court and other approvals or that the settlement will become final. Additional important factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements are detailed in filings with the U.S. Securities and Exchange Commission, made from time to time by the Company, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K. The information contained in this Form 8-K is a statement of the Company’s present intentions, beliefs or expectations. The Company may change its intentions, beliefs or expectations, at any time and without notice, based upon any changes in such factors, from the Company’s assumptions and otherwise. Except as required by law, the Company undertakes no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances occurring after the date thereof, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

	By:	/s/ Robert M. Saman
Date: October 19, 2012		Robert M. Saman Chief Legal Officer, General Counsel and Secretary